Exhibit 99.1

For Release: April 21, 2005
Contact: Lisa Razo
(802) 865-1838

Merchants Bancshares, Inc. Dividend Declaration
and Earnings Release Calendar

SOUTH BURLINGTON, VT - Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, today declared a dividend of 27 cents per share payable May 19, 2005, to shareholders of record as of May 5, 2005. The Company has modified its earnings release schedule to align it more closely with the filing of the 10-Q. Merchants plans to release earnings on or about May 4, 2005 and file its 10-Q on the same day. Future quarterly earnings releases and 10-Q filings are scheduled for August 2 and November 1, 2005.

Mr. Joseph Boutin, President and Chief Executive Officer, Mr. Michael Tuttle, Chief Operating Officer and Ms. Janet Spitler, Chief Financial Officer, will host a conference call to discuss these earnings results at 9:00 a.m. Eastern Standard Time on Monday May 9, 2005. Interested parties may participate in the conference call by dialing (800) 230-1085; the title of the call is Earnings Release Conference Call for Merchants Bancshares, Inc. Participants are asked to call in a few minutes prior to the call in order to register. A replay will be available through Monday May 16, 2005. The U.S. replay dial-in number is (800) 475-6701. The replay access code is 750848.

The mission of Merchants Bank is to provide best-in-class community banking services in the state of Vermont. This commitment is fulfilled through a community, branch-based, system that includes 35 bank offices throughout Vermont, employees dedicated to quality customer service, and innovative banking products such as Free Checking for Life® , MoneyLYNX® money market accounts, and CommerceLYNX® business banking products. Merchants Bank also includes a trust and investment division, known as Merchants Trust Company, serving individuals and institutions. For more information about Merchants Bank visit our website at www.mbvt.com. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this report, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.